UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2012

ZYTO CORP

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54170 (Commission File Number)	20-5534033 (IRS Employer Identification Number)

387 South 520 West, Suite 200 Lindon, UT 84042

801-224-7199 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Webinar Discussing Company Results and Events

On Thursday, April 5, 2012, ZYTO Corp, a Delaware corporation (the “Company” or “ZYTO”), hosted a web-based seminar, or webinar (the “Webinar”), during which Dr. Vaughn R Cook, the founder and CEO of ZYTO discussed the Company’s 2011 results as well as upcoming events.  During the Webinar, which was open to the public, Dr. Cook provided the Company’s shareholders and the general public an overall business update, including a discussion of the Company’s 2011 financial results, recent developments, and the Company’s upcoming Annual Conference on May 4-5, 2012.

People who attended and viewed the Webinar were able to see slides highlighting the information discussed by Dr. Cook.  A copy of the slides presented at the Webinar is attached as an Exhibit to this Current Report.

An archived presentation of the Webinar may be viewed at the following URL: https://www1.gotomeeting.com/register/873084433. The URL of the website where the Webinar may be viewed is included herein as an inactive textual reference.  Information contained on, or accessible through, the website linked is not a part of, and is not incorporated by reference into, this Report.  Additionally, because the site where the Webinar is hosted is not owned or controlled by the Company, there can be no assurance of how long the archived Webinar will remain available.

The information furnished under this Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Copy of Webinar Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ZYTO Corp

Date: April 9, 2012	By:	/s/ Vaughn R Cook
Name: Vaughn R Cook
Title: Chief Executive Officer